                                                                   Exhibit 10.48

                                 AMENDMENT NO. 9

                                       TO

                                 LOAN AGREEMENT

     AMENDMENT NO. 9 ("Amendment No. 9", and together with the documents listed in Section 10 hereof, the "Amendment Documents") dated as of March __, 2004 (the "Amendment Date") to the Loan Agreement dated as of December 30, 1998, as amended (the "Loan Agreement"), among HORIZON VESSELS, INC., a Delaware corporation, HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation (together, the "Borrowers"), HORIZON OFFSHORE, INC., a Delaware corporation (the "Parent Guarantor"), THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation ("CIT"), HELLER FINANCIAL LEASING, INC., a Delaware corporation, U.S. BANCORP EQUIPMENT FINANCE, INC., formerly known as U.S. BANCORP LEASING & FINANCIAL, an Oregon corporation, SAFECO CREDIT COMPANY, INC., a Washington corporation, TRANSAMERICA EQUIPMENT FINANCIAL SERVICE CORPORATION, a Delaware corporation, PHOENIXCOR, INC., a Delaware corporation, and LASALLE NATIONAL LEASING CORPORATION, a ______________ corporation (collectively, the "Lenders") and CIT as Agent for the Lenders (the "Agent").

                                   WITNESSETH:

     WHEREAS, pursuant to the Loan Agreement, the Lenders made available to the Borrowers a loan facility of up to USD 91,397,845; and

     WHEREAS, the parties wish to amend the Loan Agreement to amend certain covenants thereof.

     NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

     1. The Definitions of the Loan Agreement are hereby amended as follows:

          (a) A definition of "Capital Lease" is hereby added to the Loan Agreement and reads as follows:

          "Capital Lease" means a lease of any property by the Parent Guarantor or any of its subsidiaries as lessee that is, or should be in accordance with GAAP (including Financial Accounting Standards Board Statement No. 13, as amended or superseded from time to time), recorded as a 'capital lease' on the balance sheet of the Parent Guarantor or its subsidiaries prepared in accordance with GAAP."

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          (b) A definition of "Cash Interest" is hereby added and reads as follows:

          "Cash Interest" means the cash portion of Interest Expense.

          (c) The definition of "Current Liabilities" is hereby amended to read as follows:

          "Current Liabilities" means Indebtedness of the Parent Guarantor which would in accordance with GAAP be classified on a consolidated basis as current liabilities of a corporation conducting a business the same as or similar to the business of the Borrowers and the Parent Guarantor, excluding the principal amount outstanding under any revolving credit facility of the Parent Guarantor or its subsidiaries and any balloon payment due in the next twelve (12) months."

          (d) A definition of "Current Maturities of Long Term Debt" is hereby added to the Loan Agreement and reads as follows:

          "Current Maturities of Long Term Debt" means for the Parent Guarantor and its subsidiaries on a consolidated basis, the principal amount due and payable during the next succeeding twelve month period on Total Funded Debt of the Parent Guarantor and its subsidiaries, excluding the principal amount due under any revolving credit facility of the Parent Guarantor or its subsidiaries and any balloon payment due in the next twelve (12) months."

          (e) The definition of "EBITDA" is hereby amended to read as follows:

          "EBITDA" means for the Parent Guarantor and its subsidiaries on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization, plus (d) Interest Expense."

          (f) The definition of "EBITDAR" is hereby added to the Loan Agreement and reads as follows:

          "EBITDAR" means for the Parent Guarantor and its subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Tax Expense, plus (c) depreciation and amortization, plus (d) Interest Expense, plus (e) restructuring charges, including costs of professional advisors to the Borrowers (for the professional advisors to the Borrowers, the Lenders or other creditors) not to exceed $1,600,000 for the fiscal year ended December 31, 2004.


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          (g) The definition of "Fixed Charge Coverage Ratio" is hereby amended to read as follows:

          "Fixed Charge Coverage Ratio" means for the Parent Guarantor and its subsidiaries on a consolidated basis, (a) as of September 30, 2004,
          (i) EBITDA for the quarter ended as of September 30, 2004, divided by
          (ii) the sum of (A) Current Maturities of Long Term Debt as of September 30, 2004 divided by four (4), plus (B) Interest Expense for the quarter ended September 30, 2004, plus (C) Tax Expense for the quarter ended as of September 30, 2004, (b) as of December 31, 2004,
          (i) EBITDA for the quarters ended as of September 30, 2004 and December 31, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of December 31, 2004 divided by two (2), plus (B) Interest Expense for the quarters ended September 30, 2004 and December 31, 2004, plus (C) Tax Expense for the quarters ended as of September 30, 2004 and December 31, 2004, (c) as of March 31, 2005,
          (i) EBITDA for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005 divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of March 31, 2005 times .75 (seventy-five percent), plus (B) Cash Interest for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005, plus (C) Tax Expense for the quarters ended September 30, 2004 , December 31, 2004, and March 31, 2005, and (d) for all quarters ending thereafter,
          (i) EBITDA for the four (4) quarters then ended divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of the quarter then ended, plus (B) Cash Interest for the four (4) quarters then ended, plus (C) Tax Expense for the four (4) quarters then ended.

          (h) A definition of "Net Income" is hereby added to the Loan Agreement and reads as follows:

          "Net Income" means, for any period, with respect to the Parent Guarantor and its subsidiaries, the consolidated net income (or loss) of the Parent Guarantor and its subsidiaries for such period, determined in accordance with GAAP applied consistently (excluding any extraordinary items during such period).

          (i) The definition of "Net Worth" is hereby deleted and replaced with the following:

          "Tangible Net Worth" means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder's equity on a consolidated balance sheet of the Parent Guarantor and its subsidiaries; provided, however, there shall be excluded from Tangible Net Worth (a) any amount at which shares of capital stock of the Parent Guarantor or any of its subsidiaries appear as an asset on the Parent Guarantor's or subsidiary's balance sheet, (b) goodwill, including any amounts, however


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          designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of the Parent Guarantor or any of its subsidiaries or any Affiliate,
          (f) all other assets which are properly classified as intangible assets, and (g) paid-in-kind interest on the 2004 Subordinated Notes."

          (j) A definition of "Tax Expense" is hereby added to the Loan Agreement and reads as follows:

          "Tax Expense" means, for any period respecting the Parent Guarantor and its subsidiaries on a consolidated basis, the sum of all tax expense for such period determined in accordance with GAAP applied consistently."

          (k) A definition of "Total Funded Debt" is hereby added to the Loan Agreement and reads as follows:

          "Total Funded Debt" means, as of any date of determination, without duplication, the sum of (a) all principal Indebtedness of the Parent Guarantor and its subsidiaries for borrowed money on that date (other than intercompany Indebtedness), plus (b) the aggregate amount of all monetary obligations of the Parent Guarantor and its subsidiaries under any and all Capital Leases on such date."

          (l) A definition of "2004 Subordinated Notes" is hereby added to the Loan Agreement and reads as follows:

          "2004 Subordinated Notes" means the 16% Subordinated Secured Notes due March 31, 2007 of Horizon Offshore, Inc., issued pursuant to the Purchase Agreement dated as of March __, 2004, together with any additional notes in respect of accrued interest, and all related liens and security documents.

     2. Section 1.6(a)(ii) of the Loan Agreement is hereby amended to add the following sentence:

          "Notwithstanding the terms of this Section 1.6(a)(ii), the Borrowers shall not be required to prepay the Loan pursuant to this Section 1.6(a)(ii) during the period from the date of Amendment No. 9 through May 10, 2005."

     3. Section 3.3(m) of the Loan Agreement is hereby amended by adding the following provision:

          "The Parent Guarantor shall not permit its Current Ratio to be less than 0.90 to 1 for the period ending March 31, 2004, 0.90 to 1 for the period


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          ending June 30, 2004, 1.05 to 1 for the period ending September 30,
          2004, 1.10 to 1 for the period ending December 31, 2004, and 1.10 to 1 for the period ending March 31, 2005 and each period thereafter."

     4. Section 3.3(o) of the Loan Agreement is hereby amended to read as follows:

          "The Parent Guarantor shall not permit its Fixed Charge Coverage Ratio to be less than 1.50 to 1 for the three-month period ending September 30, 2004, 1.40 to 1 for the six-month period ending December 31, 2004,
          1.33 to 1 for the nine-month period ending March 31, 2005, and 1.33 to 1 for each period thereafter on a rolling four quarter basis."

     5. Section 3.3(q) of the Loan Agreement is hereby amended to read as follows:

          "The Parent Guarantor will at all times maintain Tangible Net Worth in an amount not less than the sum of (a) $110,000,000.00, plus (b) seventy-five percent (75%) of Net Income for each fiscal quarter of the Parent Guarantor and its subsidiaries which has been completed as of the date of calculation, commencing with the fiscal quarter ending March 31, 2004, provided, however, that in the event that Net Income of the Parent Guarantor and its subsidiaries is not greater than zero for any fiscal quarter, an amount equal to zero shall be added to the calculation of Tangible Net Worth for such fiscal quarter, plus (c) ninety percent (90%) of the net proceeds of any common stock or other equity issued by the Parent Guarantor or any of its subsidiaries after December 31, 2003. The calculation will exclude the cumulative effect of the paid in kind interest related to the 2004 Subordinated Notes for purposes of both this Section 3.3(q) and the definition of Tangible Net Worth. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of the Parent Guarantor commencing with the fiscal quarter ending March 31, 2004. Any audit adjustment for the fiscal year ended December 31, 2003 that results in an adjustment to the equity accounts in an amount in excess of $53,416,000.00 will adjust the minimum Tangible Net Worth requirement hereof on a dollar for dollar basis."

     6. A new Section 3.3(bb) is hereby added to the Loan Agreement and reads as follows:

          "(bb) EBITDAR. Permit their EBITDAR to be less than USD -2,500,000 for the three-month period ending March 31, 2004, USD -4,500,000 for the six-month period ending June 30, 2004, USD 8,000,000 for the nine-month period ending September 30, 2004, and USD 20,000,000 for the twelve-month period ending December 31, 2004. For the three-month period ending March 31, 2005, the Parent Guarantor will maintain a positive EBITDAR."


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     7. A new Section 3.3(cc) is hereby added to the Loan Agreement and reads as follows:

          "(cc) 2004 Subordinated Notes. Prior to (1) the maturity of the 2004 Subordinated Notes, repay or prepay the 2004 Subordinated Notes, except from the proceeds of collateral securing such 2004 Subordinated Notes, or by way of conversion thereof into common stock of Horizon Offshore, Inc. or by the issuance of additional securities of Horizon Offshore, Inc., subject to the provisions hereof, and (2) the repayment in full of the Loan, make any cash payment of interest on the 2004 Subordinated Notes, except from the proceeds of collateral securing such 2004 Subordinated Notes, or by way of conversion thereof into common stock of Horizon Offshore, Inc. or by the issuance of additional securities of Horizon Offshore, Inc., subject to the provisions hereof. If the Loan Agreement is still in effect at the time of the maturity of the 2004 Subordinated Notes, the 2004 Subordinated Notes may be repaid upon the maturity thereof only if no Default or Event of Default has occurred and is continuing. The Borrowers and the Parent Guarantor shall not amend the terms of the 2004 Subordinated Notes to (1) shorten the maturity thereof, (2) increase the interest rate payable thereunder or (3) provide additional security therefor, without the prior written consent of the Majority Lenders."

     8. All references in the Loan Documents to the "Loan Agreement" shall hereafter refer to the Loan Agreement as amended by this Amendment No. 9.

     9. Conditions Precedent.

          9.1 Documents Required as Conditions Precedent to Amendment No. 9. The effectiveness of the modifications to the Loan Agreement contemplated by this Amendment No. 9 is subject to the condition precedent that the Agent shall have received at or prior to the Amendment Date all of the following, each dated on or before the Amendment Date and each in form and substance satisfactory to the Agent and its counsel:

          (a) Each of the following documents and other items shall have been duly authorized and executed with original counterparts thereof delivered to the Agent:

               (i) This Amendment No. 9;

               (ii) Evidence sufficient to the Agent that the indebtedness under the 2004 Subordinated Notes is subordinated to the Loan in form and substance satisfactory to the Agent;

               (iii) Evidence sufficient to the Agent that the Borrowers and the Parent Guarantor have received proceeds from the 2004 Subordinated Notes of no less than USD 45,000,000 and have refinanced approximately


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

          USD 15,000,000 in existing subordinated indebtedness with the remainder of the proceeds of the 2004 Subordinated Notes;

               (iv) Copies of all relevant documentation respecting the issuance of the 2004 Subordinated Notes, including without limitation any offering circulars, note purchase agreements, security agreements and notes;

               (v) Copies of all original financing documents relating to the Borrowers' and Guarantors' loan facility with Southwest Bank of Texas, N.A., including without limitation any amendments; and

               (vi) such further documents as the Lenders may reasonably request.

          (b) The Borrowers shall have paid a fee to the Agent for ratable distribution to the Lenders on or before the date hereof equal to 1.35% of the outstanding amount of the Loan.

          (c) The representations and warranties contained in Section 3.1 of the Loan Agreement shall be true on the Amendment Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article IV of the Loan Agreement and no event which, with the lapse of time or the giving of notice and the lapse of time specified in Article IV of the Loan Agreement, would become such an Event of Default, shall have occurred and be continuing.

          9.2 Conditions Subsequent. The Borrowers shall, within ten (10) days following the date of this Amendment No. 9, provide each of the following to the
Agent:

               (i) Ratification of Guaranty executed by the Guarantors;

               (ii) Second Preferred Ship Mortgages on certain vessels owned by the Borrowers; and

               (iii) An opinion of counsel to the Borrowers and the Parent Guarantor respecting the due authorization, execution and delivery of this Amendment No. 9 and related documents and the issuance of the 2004 Subordinated Notes.

          9.3 Waiver of Conditions. All of the conditions contained in this
Section 9 are for the sole benefit of the Agent and the Lenders and the Agent may waive any of them in its absolute discretion, and on such conditions as it deems proper.

     10. Representations of the Borrowers and Guarantors. The Borrowers and the Guarantors represent and warrant that:

          (a) Each of the Borrowers and the Guarantors is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the Amendment Documents.

          (b) The execution, delivery and performance by each of the Borrowers and the Guarantors of the Amendment Documents and any other instrument or agreement provided for by this Amendment No. 9 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No. 9) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Agent; the Amendment Documents have been duly executed and delivered by the Borrowers and the Guarantors and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrowers and the Guarantors is a party. The enforceability of this Amendment No. 9, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.

          (c) Except as set forth in the Loan Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting any Borrower or Guarantors which if adversely determined would have a material adverse effect upon its business, financial condition or operations.

          (d) Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 9 or any other Amendment Document or any instrument contemplated herein or therein. The Borrowers are the holder of all certificates and authorizations of governmental authorities required by law to enable it to engage in the business transacted by them.

     11. Expenses. The Borrowers and the Guarantors agree to promptly, whether or not the modifications to the Loan Agreement contemplated by this Amendment No. 9 become effective, (x) reimburse the Agent for all fees and disbursements of external counsel to the Agent and all reasonable out of pocket fees and disbursements of the Agent incurred in connection with the preparation, execution and delivery of this Amendment No. 9 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment No. 9 or any agreement referred to herein; and (y) reimburse the Agent for all fees and disbursements of


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

internal and external counsel to the Agent and all reasonable out of pocket fees, disbursements and travel-related expenses of the Agent incurred in connection with the protection of the rights of the Agent under this Amendment No. 9 and all other documents referred to herein, whether by judicial proceedings or otherwise. The obligations of the Borrowers and the Guarantors under this Section 11 shall survive payment of the Loan.

     12. Waiver and Amendment.

          (a) The Lenders hereby consent to the issuance by the Parent Guarantor of the 2004 Subordinated Notes, the incurrence by the Parent Guarantor of the indebtedness evidenced thereby, the guaranties by the Borrowers and certain other subsidiaries of the Parent Guarantor of the indebtedness evidenced thereby, and the grant of liens by the Borrowers and certain other subsidiaries of the Parent Guarantor securing the 2004 Subordinated Notes as set forth in the documentation therefor as of the date of this Amendment No. 9. This provision shall not be construed as a waiver of any other provision of the Credit Agreement, nor shall this provision be construed as precedent for any future request by the Borrowers or any Guarantor for a waiver of any provision of the Credit Agreement.

          (b) The Lenders hereby waive the failure of the Borrowers and the Parent Guarantor to meet the requirements of Sections 3.3(m), 3.3(o) and 3.3(q) of the Loan Agreement for the period ending December 31, 2003. This waiver is granted for the period ending on December 31, 2003 only, and shall not be construed as a waiver of the provisions of such Sections of the Loan Agreement for any other period, nor shall this provision be construed as a waiver of any other provision of the Loan Agreement, nor shall this provision be construed as precedent for any future request by the Borrowers or any Guarantor for a waiver of any provision of the Loan Agreement.

          (c) Wherever and in each such place the term "Loan Agreement" is used throughout the Loan Agreement, such term shall be read to mean the Loan Agreement as amended by this Amendment No. 9.

          (d) Except as specifically amended by this Amendment No. 9, all of the terms and provisions of the Loan Agreement shall remain in full force and effect.

     13. Capitalized Terms. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Loan Agreement.

     14. GOVERNING LAW. THIS AMENDMENT NO. 9 TO LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment
No. 9 to Loan Agreement on the date first written above.

                                    BORROWERS:

                                    HORIZON OFFSHORE CONTRACTORS, INC.

                                    By:           /s/ David W. Sharp
                                       -----------------------------------------
                                       Name:          David W. Sharp
                                       Title: Executive Vice President and Chief
                                                    Financial Officer

                                    HORIZON VESSELS, INC.

                                    By:           /s/ David W. Sharp
                                       -----------------------------------------
                                       Name:          David W. Sharp
                                       Title: Executive Vice President and Chief
                                                    Financial Officer

                                    GUARANTORS:

                                    HORIZON OFFSHORE, INC.

                                    By:           /s/ David W. Sharp
                                       -----------------------------------------
                                       Name:          David W. Sharp
                                       Title: Executive Vice President and Chief
                                                    Financial Officer

                                    HORIZON SUBSEA SERVICES, INC.

                                    By:           /s/ David W. Sharp
                                       -----------------------------------------
                                       Name:          David W. Sharp
                                       Title: Executive Vice President and Chief
                                                    Financial Officer

                                    AFFILIATED MARINE CONTRACTORS, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    PROGRESSIVE PIPELINE CONTRACTORS, INC.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    TEXAS OFFSHORE CONTRACTORS CORP.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    LENDERS:

                                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                                    SAFECO CREDIT COMPANY, INC., U.S. BANCORP
                                    EQUIPMENT FINANCE, INC., HELLER FINANCIAL
                                    LEASING, INC., TRANSAMERICA EQUIPMENT
                                    FINANCIAL SERVICE CORPORATION, PHOENIXCOR,
                                    INC., LASALLE NATIONAL LEASING CORPORATION,

                                    By: THE CIT GROUP/EQUIPMENT
                                        FINANCING, INC., as Agent

                                    By:          /s/ Charles T. Lee
                                       -----------------------------------------
                                    Name:          Charles T. Lee
                                    Title:      Senior Vice President

                                    THE CIT GROUP/EQUIPMENT FINANCING,
                                       INC., as Agent

                                    By:          /s/ Charles T. Lee
                                       -----------------------------------------
                                    Name:          Charles T. Lee
                                    Title:      Senior Vice President